UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 14, 2008

GREEN BANKSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee

0-14289

62-1222567

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

100 North Main Street
Greeneville, Tennessee		37743-4992
(Address of Principal Executive Offices)		(Zip Code)

(423) 639-5111
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02                                    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)   On January 14, 2008, the Board of Directors of Green Bankshares (the “Company”), upon the recommendation of its Compensation Committee, approved the following  compensatory plans and arrangements, paid in accordance with previously established compensatory plans and arrangements,  for the Company’s named executive officers:

•                  R. Stan Puckett, Chairman and Chief Executive Officer:

	2008	2007	Change
Base Salary	$325,000	$278,250	$46,750
Incentive Plan Compensation	134,048	301,810	(167,762)
Total	$459,048	$580,060	($121,012)

•                  Kenneth R. Vaught, President and Chief Operating Officer:

	2008	2007	Change

Base Salary	$267,000	$237,000	$30,000
Incentive Plan Compensation	112,106	220,450	(108,344)
Total	$379,106	$457,450	($78,344)

•                  James E. Adams, Executive Vice President and CFO:

	2008	2007	Change
Base Salary	$228,000	$200,000	$28,000
Incentive Plan Compensation	72,000	80,000	(8,000)
Total	$300,000	$280,000	$20,000

•                  Steve L. Droke, Senior Vice President and Chief Credit Officer

	2008	2007	Change
Base Salary	$183,325	$160,812	$22,513
Incentive Plan Compensation	36,400	52,000	(15,600)
Total	$219,725	$212,812	$6,913

•                  William C. Adams, Senior Vice President and Chief Information Officer

	2008	2007	Change
Base Salary	$172,682	$151,475	$21,207
Incentive Plan Compensation	36,450	40,500	(4,050)
Total	$209,132	$191,975	$17,157

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BANKSHARES, INC.

By:	/s/ James E. Adams
Name:	James E. Adams
Title:	Executive Vice President and Chief Financial
Officer

Date:   January 18, 2008